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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of AML Communications, Inc. on Form S-3 (No. 333-82774) of our report, dated February 14, 2002, and Form S-8 (No. 333-51256), dated November 30, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the prospectus, which is part of this Registration Statement, and of our report dated June 7, 2002 relating to the financial statement schedules appearing elsewhere in this Registration Statement.


/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
June 27, 2002